UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2025, Healthcare Triangle, Inc., a Delaware corporation, (the “Company”), entered into a Sales Agreement (the “Agreement”) with Spartan Capital Securities, LLC (“Spartan”), as sales agent providing for the sale by the Company of shares of its common stock, par value $0.00001 per share (the “Common Stock”), from time to time, in an “at the market offering” program through Spartan with certain limitations on the amount of Common Stock that may be offered and sold by the Company as set forth in the Agreement (the “Offering”). The sales, if any, of the shares of Common Stock made under the Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market or on any other existing trading market for the Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The shares of Common Stock, if any, will be issued pursuant to a prospectus supplement, dated November 18, 2025 (the “Prospectus Supplement”), and an accompanying base prospectus, dated January 31, 2024, contained therein, which together form a part of the Company’s “shelf” registration statement on Form S-3 (File No. 333-276382) filed by the Company with the Securities and Exchange Commission (“SEC”) on January 5, 2024 and declared effective by the SEC on January 31, 2024. The aggregate market value of the shares of Common Stock eligible for sale under the Prospectus Supplement is currently $20,000,000.

Under the Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be sold, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Agreement, Spartan may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Spartan will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, and applicable state and federal laws. The Agreement will terminate on the earlier of (i) the sale of all Common Stock provided for in the Prospectus Supplement or (ii) termination of the Agreement as permitted therein.

The Agreement provides that Spartan will be entitled to compensation for its services of 3.0% of the gross sales price of all shares of Common Stock sold through Spartan under the Agreement. The Company has no obligation to sell any shares under the Agreement, and may at any time suspend sales under the Agreement. The Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations of the Company. The Company will also reimburse Spartan for certain specified expenses incurred by Spartan in connection with its services under the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Sichenzia Ross Ference Carmel LLP relating to the legality of the shares of Common Stock that may be issued pursuant to the Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Sales Agreement by and between Healthcare Triangle, Inc. and Spartan Capital Securities, LLC.
5.1	Opinion of Sichenzia Ross Ference Carmel LLP regarding legality of shares of Common Stock
23.1	Consent of Sichenzia Ross Ference Carmel LLP (including in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Dated: November 19, 2025	By:	/s/ David Ayanoglou
David Ayanoglou
Chief Financial Officer

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